SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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                          Date of Report: June 24, 1997
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                      VIKING RESOURCES INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



             Delaware                     0-17269                59-3314928
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   (State or other jurisdiction of      (Commission           (I.R.S. Employer
   incorporation or organization)       File Number)         Identification No.)


                5000 S. Himes Avenue, Suite 332, Tampa, FL 33611
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              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (813) 837-2295
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                                      None
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      Former name, former address and former fiscal year, if changed since last report.

 Total number of sequentially numbered pages in this filing, including exhibits thereto: 2

Item 1.
                  Viking Signs Agreement to Acquire Juleon, Inc.
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                  On Tuesday, June 24, 1997, the Company announced that it has signed a purchase agreement to acquire Juleon, Inc. of Clearwater, Florida, effective July 1, 1997. Viking is purchasing Juleon, Inc., a long-haul trucking firm which is also in the process of establishing a fiberglass manufacturing operation in the Clearwater-Tampa, Florida area. Juleon's primary focus will be to produce fiberglass double-walled underground petroleum tanks to supply customers who are under a mandate from state and federal laws to replace single-walled tanks. Terms of the agreement will be finalized in the next few months and will be a stock purchase utilizing Viking restricted common stock and preferred stock.




Item 2.           Effect On Viking and its Shareholders:
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                  The acquisition of Juleon, Inc. will be the first step in
bringing operating entities into the company and will be financially beneficial to Viking and its shareholders.






By:  ____________________________________________
         Dan O. Erickson, President/CFO/Secretary



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